Annual Certification Pursuant to Section 906 of the Sarbanes-
Oxley Act of 2002

In connection with the Annual Report on Form 20-F of TDL Infomedia Holdings plc (the "Company") for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), Linda Pancratz, as Chief Executive Officer of the Company and Kevin Watson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

     (1) The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of
1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 23, 2004

                                Signature: 	/s/ LM Pancratz
                                Name:		Linda pancratz
                                Title:		CEO

                                Signature:	/s/ KJ Watson
                                Name:		Kevin Watson
                                Title:		CFO

A signed original of this written statement required by
Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not filed as part of the Form 20-F or as a separate disclosure document.